Exhibit 10.1

AMENDMENT TO

EMPLOYMENT AGREEMENT

CARDINAL FINANCIAL CORPORATION (“Cardinal”) and Bernard H. Clineburg (“Clineburg”) hereby agree that the Employment Agreement by and between them effective February 12, 2002 (as previously amended) is amended effective as of July 22, 2009 by making the changes below:

1.                                       The second sentence of Section 1.3 is replaced with the following:

“The current term of Clineburg’s employment hereunder shall be until July 21, 2014.  Effective July 22, 2014, the term of Clineburg’s employment hereunder shall be one additional year and shall be automatically extended from day to day so that on any day the remaining term shall be one year.  Effective July 22, 2014, either party may provide notice of termination of the Agreement to be effective 12 months after the date of the notice.”

Except as amended above, the terms of the Employment Agreement (as previously amended) remain in effect.

The parties have signed this Amendment to Employment Agreement this 22nd day of July, 2009.

CARDINAL FINANCIAL CORPORATION

/s/ Bernard H. Clineburg	By	/s/ George P. Shafran
Bernard H. Clineburg		George P. Shafran
Chairman and CEO		Chairman, Compensation Committee
Board of Directors